UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2017

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 DryDock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director:

Effective as of May 24, 2017, the board of directors (the “Board”) of MetaStat, Inc. (the “Company”) appointed Paul Billings, M.D., Ph.D. to the Board.

Dr. Billings was appointed to our board of directors effective as of May 24, 2017. Dr. Billings is a board certified internist and clinical geneticist. Dr. Billings is currently a partner at the Bethesda Group Fund L.P., a position he has held since January 2016. From January 2015 to January 2016, Dr. Billings served as Executive-in-Residence at the California Innovation Center of Johnson and Johnson, Inc. He has also served as the Medical Director of the IMPACT program at Thermo Fisher Scientific, Inc. (TFS) from 2013 to 2015. From 2010 to 2014, he served as the first and only Chief Medical Officer at Life Technologies Corporation (which was acquired by TFS), and the Genetic Sciences Division of TFS. Dr. Billings currently serves on the board of directors of Trovagene, Inc. since October 2013, and Rennova Health, Inc. (formerly CollabRx, Inc.) since November 2015. Dr. Billings has previously served as a director of Ancestry.com Inc. from February 2012 to May 2013. He serves as an advisor or director for many companies, including Fabric Genomics, Inc. (formerly Omicia, Inc.), BioScale Inc., Applied Immunology, Inc., Aueon, Inc. and PAX Neuroscience Inc. He held senior management positions at Cord Blood Registry, Inc., GeneSage, Inc., Laboratory Corporation of America Holdings (LabCorp), and CELLective DX Corporation. Dr. Billings’ clinical experience includes senior administrative positions at El Camino Hospital and the Veteran’s Administration and he served as a physician at many medical centers. He has held numerous academic appointments at prestigious universities including Harvard University, Stanford University, U.C. Berkeley, and U.C. San Francisco. He is a prolific author with nearly 200 publications and books on genomic medicine. Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology, also from Harvard University. Dr. Billings is a nationally recognized expert on genomic and precision medicine, and his extensive medical and managerial experience in the field of personalized medicine qualifies him to serve as our director.

Dr. Billings has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Dr. Billings had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

	By:	/s/ Douglas A. Hamilton
Name: Douglas A. Hamilton
Title: President and CEO
Dated: May 31, 2017